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                                  EXHIBIT 23.2

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          [LOGO] NEFF + RICCI LLP
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                    CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS
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                    6100 UPTOWN BLVD NE  o  SUITE 400  o  ALBUQUERQUE, NM  87110
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                    TEL: 505-830-6200   FAX: 505-830-6282   WEB: WWW.NEFFCPA.COM



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
First Federal Banc of the Southwest, Inc.


We consent to the incorporation by reference in the registration statement on Form S-4 to be filed by First Federal Banc of the Southwest, Inc. with the Securities and Exchange Commission of our report dated October 21, 2004, with respect to the consolidated statements of financial condition of First Federal Banc of the Southwest, Inc. and subsidiary as of September 30, 2004 and 2003, and the related consolidated statements to income, statements of changes in shareholders' equity and statements of cash flows for each of the years in the two-year period ended September 30 ,2004, which report appears in the 2004 Financial Statements, incorporated by reference herein.

We consent to the reference to our firm under the heading "EXPERTS" in the joint proxy statement/prospectus included in the Form S-4.


/s/ Neff + Ricci LLP

Albuquerque, New Mexico
November 23, 2004